Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we consent to the incorporation by reference of our report dated June 25, 2010 relating to the financial statements and supplemental schedule of the Omega Flex, Inc. 401(k) Profit Sharing Plan as of December 31, 2009 and 2008 and for the year ended December 31, 2009 included in this Form 11-K, into the Omega Flex, Inc.’s previously filed Registration Statement on Form S-8 (No. 333-135515).

By:  /s/ Caturano and Company, P.C.
Caturano and Company, P.C.

Boston Massachusetts
June 25, 2010